GeoPharma Announces Record Revenues in Third Quarter Results

Largo, FL -February 14, 2008 - GeoPharma, Inc. (NASDAQ:GORX) announced record revenues of $18.2 million for the third quarter representing more than a 200% increase in sales sequentially, as it reported financial results for the three and nine month periods ending December 31, 2007.

"We are pleased to report greatly improved financial results for the third quarter of our 2008 fiscal year; it demonstrates the benefit of the earlier executed Dynamic Health Products acquisition and showcases significant progress in our efforts to achieve critical mass of over a $100 million dollars in revenues for our 2009 Fiscal year which ends in March of 2009", stated GeoPharma CEO Mihir Taneja. "Although we are pleased with our financial progress, the third quarter was full of challenges that weighed on our results, which provides us with further confidence that we will see continued strength in the fourth quarter and the foreseeable future."

Q3 Financial Summary

Total revenues for the third quarter ended December 31, 2007 were $18.2 million as compared to the second quarter continuing operation revenues for the three months ended September 30, 2007 of $6.0 million, an increase of 203%

Total revenues for the nine months ended December 31, 2007 were $34 million an increase of 116% over the six months ended September 30, 2007.

Gross Profits for the third quarter ended December 31, 2007 were $3.6 million as compared to the second quarter continuing operations gross profits for September 2007 quarter of $1.2 million an increase of 200%.

Net loss for the December quarter 2007 was $(1.675) million as compared to the September 2007 net loss of $(1.9) million. Net loss per share for the December quarter 2007 was $(0.12) as compared to the September 2007 quarter net loss of $(0.16).

Selling, general and administrative expenses, exclusive of depreciation and amortization, were $5.3 million for the quarter ended December 2007 as compared to $3.7 million for the quarter ended September 2007. Increases this quarter were attributable to higher costs related to the addition of the DYHP acquisition in October 2007 in addition to additional legal and accounting costs and other business expansion such as rents, payrolls and related insurances.

Research and development ("R&D") expenditures for the three months ended December 31, 2007 totaled approximately $310,000 all of which was charged as an expense to operations as compared to $336,000 of R&D expense for September 2007.

CONFERENCE CALL INFORMATION

GeoPharma will host a conference call to discuss results on Thursday, February 14, 2008 at 11:30 (ET) with CEO, Mihir Taneja and VP/CFO, Carol Dore-Falcone. Interested parties may participate in the conference call by dialing 1-888-680-0869 and entering pass code 78555682, 5 minutes prior to the initiation of the call. A replay of the conference call will be available from 1:30 PM (ET) on February 14 through February 21, by dialing 1-888-286-8010 and entering pass code 37538422.

ABOUT GEOPHARMA, INC.:

GeoPharma, Inc. is a rapidly growing Bio/Pharma company with a diversified business model participating in 3 main market segments: Specialty Pharma, Manufacturing, and Distribution. The Specialty Pharma division specializes in the formulation of generic drugs for human and veterinary usage and the development of medical devices used by oncologists and other medical professionals. The Manufacturing and Distribution divisions, manufacture, package, and distribute generic drugs, nutraceuticals, cosmetics, and functional food products for companies worldwide.

GeoPharma's growth strategy is to capitalize on its research and manufacturing expertise to develop medical devices and high margin generic drug products for niche markets with high barriers to entry. GeoPharma's competitive advantage in these areas is in its ability to navigate the challenges that such market pursuits present effectively.

Currently GeoPharma employs nearly 300 people and operates facilities in Florida, Maryland, Pennsylvania, Nevada, Rhode Island, and Texas utilizing over 330,000 Sq. Ft. of office, warehouse, manufacturing and laboratory facilities.

For further information visit the "For Investors" section of the GeoPharma website at www.geopharmainc.com.

FORWARD LOOKING STATEMENTS

This press release may contain statements, which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those regarding the company and its subsidiaries' expectations, intentions, strategies and beliefs pertaining to future performance. All statements contained herein are based upon information available to the company's management as of the date hereof, and actual results may vary based upon future events, both within and without management's control. Important factors that could cause such differences are described in the company's periodic filings with the Securities and Exchange Commission.

Contact Information:

Alexander Nachman

Director of Investor and Media Relations

GeoPharma, Inc.

1-727-471-0850, ext. 243

ir@geopharmainc.com

GAAP FINANCIAL TABLES FOLLOW

GEOPHARMA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2007	2006	2007	2006
Revenues:

PBM (a discontinued operation)	$-	$5,078,738	$-	$14,630,131
Distribution	11,217,987	3,374,219	14,435,258	9,869,392
Manufacturing	7,019,351	5,831,536	16,601,874	20,860,036
Pharmaceutical	-	-	41,188	251,845

Total revenues	$18,237,338	$14,284,493	$31,078,320	$45,611,404

Cost of goods sold:
PBM (a discontinued operation)	-	5,039,582	-	14,515,619
Distribution	9,042,503	1,224,369	10,779,944	3,986,597
Manufacturing (excluding depreciation and amortization presented below)	4,790,637	2,849,473	11,578,661	13,607,561
Pharmaceutical	828,743	654,640	2,402,125	813,571

Total cost of goods sold	$14,661,883	$9,768,064	$24,760,730	$32,923,348

Gross profit:
PBM (a discontinued operation)	-	39,156	-	114,512
Distribution	2,175,484	2,149,850	3,655,314	5,882,795
Manufacturing	2,228,714	2,982,063	5,023,213	7,252,475
Pharmaceutical	(828,743)	(654,640)	(2,360,937)	(561,726)

Total gross profit	$3,575,455	$4,516,429	$6,317,590	$12,688,056

Selling, general and administrative expenses:
Selling, general and administrative expenses	5,100,221	2,967,892	11,406,989	8,899,103
Stock option compensation expense	266,658	427,675	687,495	1,283,025
Depreciation and amortization	487,050	347,385	1,306,409	829,013

Selling, general and administrative expenses	5,853,929	3,742,952	13,400,893	11,011,141

Operating income (loss) before other income and expense, minority interest, income taxes and discontinued operations	$(2,278,474)	$773,477	$(7,083,303)	$1,676,915
Other income (expense), net:
Other income (expense), net	10,793	(410)	11,318	163,889
Interest income (expense), net	(240,311)	(33,790)	(313,277)	(62,406)

Total other income (expense), net	$(229,518)	$(34,200)	$(301,959)	$101,483

Income (loss) before minority interest, income taxes and discontinued operations	$(2,507,992)	$739,277	$(7,385,262)	$1,778,398
Minority interest benefit (expense)	202,495	319,998	644,951	984,328
Income tax benefit (expense)	729,951	(300,000)	2,415,353	(888,000)

Net income (loss) from continuing operations	$(1,575,546)	$759,275	$(4,324,958)	$1,874,726
Discontinued operations:
Revenues: PBM	$-	$-	$2,925,139	$-
Cost of goods sold: PBM	-	-	2,904,274	-

Gross profit: PBM	$-	$-	20,865	$-
Selling, general and administrative expenses: PBM	-	-	20,785	-
PBM segment exit income (expense)	-	-	8,300	-

Discontinued operations net income (net of income tax)	$-	$-	$8,380	$-

Net income (loss)	$(1,575,546)	$759,275	$(4,316,578)	$1,874,726
Preferred stock dividends	100,001	75,000	308,336	225,000

Net income (loss) available to common shareholders	$(1,675,547)	$684,275	$(4,624,914)	$1,649,726

Basic income (loss) per share	$(0.12)	$0.07	$(0.39)	0.17

Basic weighted average number of common shares outstanding	13,805,912	9,818,924	11,967,112	9,877,749

Diluted income (loss) per share	$(0.12)	$0.06	$(0.39)	$0.14

Diluted weighted average number of common shares outstanding	13,805,912	13,191,605	11,967,112	13,290,210

See notes to condensed consolidated financial statements.